Exhibit 10.4

Named Executive Officer Merit Increases

Effective January 30, 2006

NAME / TITLE	2006 ANNUAL BASE SALARY
Neil S. Novich Chairman, President and Chief Executive Officer	$825,000

Jay M. Gratz Executive Vice President, Chief Financial Officer and President – Ryerson Tull Coil Processing	$510,000

Gary J. Niederpruem Executive Vice President	$510,000

James M. Delaney President – Customer Solutions Team and Chief Procurement Officer	$272,000

Stephen E. Makarewicz President – Ryerson Tull South	$295,000